Exhibit 99.1

FOR IMMEDIATE RELEASE

NET PERCEPTIONS, INC. REPORTS FIRST QUARTER RESULTS

Stamford, CT, May 10, 2007 — Net Perceptions, Inc. (OTC: NETP.PK), which recently redeployed its assets with its October 3, 2006 acquisition of Concord Steel, announced today financial results for the first quarter ended March 31, 2007.

Because the Company had no operations at the time of the Concord Steel acquisition, Concord Steel is considered to be the “Predecessor” of the Company for accounting purposes. Therefore, we have compared the Company’s consolidated results for the three months ended March 31, 2007 to the Company’s results of operations for the three months ended March 31, 2006 combined with that of the Predecessor for the three months ended March 31, 2006 (“Combined”).

First Quarter Consolidated and Combined Results (unaudited)

Consolidated revenue was $27.9 million, an increase of 53.4% or $9.7 million for the first quarter ended March 31, 2007, compared to Combined revenues of $18.2 million for the first quarter ended March 31, 2006.

The Company’s consolidated gross profit margin dollars increased to $5.3 million for the first quarter ended March 31, 2007 compared to $3.8 million for the Combined gross margin for the first quarter ended March 31, 2006. The Company’s consolidated gross margin percentage decreased to 19.1% for the first quarter ended March 31, 2007 compared to 21.0% for the first quarter ended March 31, 2006. The 9.0% decrease in gross profit margin is primarily due to additional outside fabrication costs partially offset by sales volume increases.

The Company’s Combined operating expenses increased to 11.6% of revenue or $3.2 million for the first quarter ended March 31, 2007 compared to 4.4% or $0.8 million for the Combined operating expenses for the first quarter ended March 31, 2006. The 300.0% increase reflects:

•  non-cash deferred stock-based compensation expenses of $0.7 million;
•  professional fees of $0.5 million related to audit fees, legal fees and lean manufacturing implementation costs;
•  amortization of intangible assets of $0.3 million;
•  employee related expenses of $0.3 million;
•  freight cost of $0.2 million related to increased revenues;
•  related party cash expense of $0.1 million related service fees; and
•  non-cash related party stock fee expense of $0.1 million.
•  other costs of $0.2 million.

Adjusted EBITDA Results

Earnings before interest, taxes, depreciation and amortization, deferred stock-based compensation, other expense and related party stock fee (‘‘Adjusted EBITDA’’) for the first quarter increased by 11.4% to $3.6 million compared to Combined Adjusted EBITDA $3.2 million for the first quarter ended March 31, 2006. Within this press release is a reconciliation of net income as reported to Adjusted EBITDA

Net Perceptions Chief Executive Officer Al Weggeman said, “Our first quarter’s solid financial performance reflected growth in all of our end-markets, primarily fueled by continued strength in the industrial and commercial construction markets. Concord Steel continues to focus on diversifying its customer base and has had some initial success in winning new account business outside of the construction end-markets. We continue to believe that we provide the most cost effective solution in the marketplace and we look forward to working to further growing our business at the new Essington, Pennsylvania facility.”

Cash Flow

On a consolidated basis cash used in operating activities was ($0.8) million for the three months ended March 31, 2007, reflecting net income of $0.8 million, depreciation and amortization of $0.6 million which includes amortization for tax deductible intangibles which are not being amortized for book purposes, change in deferred tax assets of $0.4 million, non-cash deferred stock-based compensation expenses of $ 0.7 million offset by the impact of changes in working capital of $3.3 million. The change in working capital is primarily due to the timing difference between increased revenues generated and cash collections. Net cash used in investing activities was $0.7 million for the three months ended March 31, 2007, resulting from the purchase of capital expenditures. Net cash used in financing activities was $1.5 million for the three months ended March 31, 2007. The net cash was used for an early pay down on long-term debt of $1.5 million.

Free cash flow, defined as net cash (used in)/provided by operating activities less capital expenditures, was $(1.5) million. The decrease in free cash flow was primarily due to the change in working capital.

Reconciliation of Net Cash Used in Operating Activities to Free Cash Flow
(in thousands - unaudited)

Three Months Ended
March 31, 2007
Net cash used in operating activities	$(793)
Less: Capital expenditures	$(666)
Free Cash flow	$(1,459)

Free cash flow, which represents net cash used in operating activities less capital expenditures, is presented in the earnings release because management believes that free cash flow is a common alternative to measure liquidity. With the exception of the new Essington, PA manufacturing facility, management considers the purchase of property and equipment to be a normal and recurring expenditure. By deducting the purchase of property and equipment from net cash used in operations, management believes this measure provides a more thorough measurement of operating cash flow. We cannot assure you that this measure is comparable to similarly titled measures presented by other companies.

Balance Sheet

As of March 31, 2007, the Company reported:

•
Cash and cash equivalents of $0.7 million at March 31, 2007 compared to $3.7 million at December 31, 2006. The decline in cash was due to use of $1.5 million to pay down long-term debt, $0.8 million in operating activities, and  $0.7 million to purchase fixed assets.

•
Total debt (short-term, current portion and long-term) was $32.3 million at March 31, 2007 compared to $33.8 million at December 31, 2006. The decrease in debt is due to early pay down on long-term debt of $1.5 million.

•
Deferred tax asset, net of valuation allowance was $7.7 million at March 31, 2007 compared to $8.1 million at December 31, 2006. The $0.4 million decline was due to Company’s ability to generate income and utilize the Company’s net operating loss carry-forwards.

The Company presently has available approximately $124 million of federal net operating loss carry-forwards for federal income tax purposes. The Company’s deferred tax asset of approximately $43 million represents primarily the estimated tax effect of the net operating loss carry-forwards. Prior to the acquisition of Concord Steel, the Company recognized a full valuation allowance against its net deferred tax asset. As of December 31, 2006, the Company reduced its deferred tax asset valuation allowance by approximately $8 million as a result of the acquisition of Concord Steel. Because the majority of the Company’s deferred tax asset consists of net operating loss carry-forwards for federal tax purposes, the key to the Company’s ability to realize the deferred tax asset will be to generate sufficient income in future years to utilize the loss carry-forwards prior to expiration. The net operating loss carry-forwards expire in 2011 to 2026, subject to compliance with the provisions of Section 382 of the Internal Revenue Code.

The following table contains a schedule of NOL amounts by year and their respective expiration dates:

Net Operating Loss Carry-Forward Expiration Dates*
Three Months Ended
(in thousands - unaudited)
Expiration Dates December 31,	Net Operating Loss Amount
2007 to 2016	$-
2017	6,713
2018	8,018
2019	15,734
2020	29,263
2021	31,015
2022	11,987
2023	14,394
2024	2,020
2025	-
2026	4,476
Total	$123,620
Section 382 Limitation	-
After Limitations	$123,620

* Assumes compliance with Section 382 of the Internal Revenue Service

Guidance

The Company reiterates anticipated fiscal 2007 financial performance as follows:

•	Revenues of approximately $95 to $100 million, representing approximately 10-15% organic growth from 2006, with fully diluted earnings per share of approximately $0.03 to $0.05.

•
Fully diluted earnings per share before non-cash expenses is approximately $0.15 to $0.17 per share, which excludes non-cash expense items of approximately $6.0 million or $0.12 per share. Below is a reconciliation of the 2007 diluted earnings per share to the 2007 diluted earnings per share before non-cash expenses.

Reconciliation of GAAP EPS to Non-GAAP EPS	March 31, 2007
(unaudited)	Three Months Ended
	2007 Projected		(unaudited)
	( in millions)	(per share Diluted)	(in millions)	(per share Diluted)
2007 Diluted EPS	$2.60	$0.03 - 0.05	$0.80	$0.02

Deferred stock compensation expense	2.30	0.04	0.73	0.01
Depreciation and amortization expense	2.00	0.04	0.48	0.01
NOL tax use	1.30	0.03	0.35	0.01
Related party stock fee	0.40	0.01	0.13	0.00
Total non-cash adjustments:	$6.00	$0.12	$1.69	$0.03
2007 Diluted EPS before non-cash expenses	$8.60	$0.15 - 0.17	$2.49	$0.05

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The Company also believes that presentation of certain non-GAAP measures, i.e., EBITDA, Adjusted EBITDA, and EPS before non-cash expenses, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides, to the nearest GAAP measures, a better baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures in the financial tables within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

Conference Call Scheduled For May 10, 2007, At 5:00 P.M. (Eastern)

The company will host a conference call on Thursday, May 10 at 5 p.m. Eastern. The call will cover Net Perceptions, March 31, 2007 results compared to financial results with historical Predecessor results. The conference call will be followed by a question-and-answer session. To participate in this call, dial (866) 901-2585 any time after 4:50 p.m. Eastern. International callers should dial (404) 835-7099.

About Net Perceptions, Inc.

Concord Steel, which operates through SIG Acquisition Corp. Inc., a wholly owned subsidiary of Net Perceptions, Inc., is a leading independent manufacturer of steel counter-weights and structural weldments that are incorporated into a variety of industrial equipment, including aerial work platforms, cranes, elevators and material handling equipment. Net Perceptions is currently working to build a diversified global industrial manufacturing group through both organic and acquisition growth initiatives that will both complement and diversify existing business lines.

Additional information about Net Perceptions, Inc. can be found at http://www.NetPerceptions.com.

Forward-looking Statements

This press release includes “forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by the Company to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of its control, that may cause its business, strategy or actual results to differ materially from the forward-looking statements. The Company may use words such as "anticipates," "believes," "plans," "expects," "intends," "future," and similar expressions to identify forward-looking statements. These risks and uncertainties are described in the “Risk Factors” section of the Company's filings with the Securities and Exchange Commission, including the Company's latest annual report on Form 10-K and amendments thereto and most recently filed Forms 8-K and 10-Q, which may be obtained at our web site at http://www.netperceptions.com or the Securities and Exchange Commission’s web site at http://www.sec.gov.

For more information, contact:
Albert W. Weggeman, CEO
(203) 428-2042
AWeggeman@NetPerceptions.com

Jonathan LaBarre, CFO
(203) 428-2044
JLaBarre@NetPerceptions.com

- Tables follow -

NET PERCEPTIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended
	March 31, 2007	March 31, 2006	Predecessor Company (1) March 31, 2006

Revenues:
Product	$27,904	$—	$18,168
Service, maintenance and royalty	—	19	—
Total revenues	27,904	19	18,168
Cost of revenues:
Product	22,566	—	14,368
Total cost of revenues	22,566	—	14,368
Gross margin	5,338	19	3,800
Operating expenses:
Sales and marketing	372	—	248
General and administrative	2,857	88	466
Total operating expenses	3,229	88	714

Income (loss) from operations	2,109	(69)	3,086

Other income (expense):
Interest expense, net	(665)	146	(155)
Other expense	(122)	(16)	(91)
Total other income (expense), net	(787)	130	(246)

Income before taxes	1,322	61	2,840

Provision for income taxes	570	—	62
Net income	$752	$61	$2,778

Basic net income per share	$0.02	$0.00
Shares used in basic calculation	41,676	28,992

Diluted net income per share	$0.02	$0.00
Shares used in diluted calculation	49,554	34,810

(1)   Because the Company had no operations at the time of the Concord Steel acquisition, Concord Steel is considered to be the “Predecessor” of the Company for accounting purposes and, therefore relevant prior year financial information regarding the Predecessor has been presented herein.

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NET PERCEPTIONS, INC.
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Net Perceptions Three Months Ended March 31, 2007	Net Perceptions Three Months Ended March 31, 2006	Predecessor Company Three Months Ended March 31, 2006	Combined Total

Revenues:
Product	$27,904	$—	$18,168	$18,168
Service, maintenance and royalty	—	19	—	19
Total revenues	27,904	19	18,168	18,187
Cost of revenues:
Product	22,566	—	14,368	14,368
Total cost of revenues	22,566	—	14,368	14,368
Gross margin	5,338	19	3,800	3,819
Operating expenses:
Sales and marketing	372	—	248	248
General and administrative	2,857	88	466	554
Total operating expenses	3,229	88	714	802

Income (loss) from operations	2,109	(69)	3,086	3,017

Other income (expense):
Interest income	6	159	—	159
Interest expense	(671)	(13)	(155)	(168)
Other income (expense)	(122)	(16)	(91)	(107)
Total other income (expense), net	(787)	130	(246)	(116)

Income before taxes	1,322	61	2,840	2,901

Provision for income taxes	570	—	62	62
Net income	$752	$61	$2,778	$2,839

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NET PERCEPTIONS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	March 31, 2007 (unaudited)	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$744	$3,703
Accounts receivable, net	12,715	9,276
Inventory	11,466	14,094
Deferred tax asset	2,323	2,684
Prepaid expenses and other current assets	410	561
Total current assets	27,658	30,318

Property, plant and equipment, net	4,360	3,773

Deferred financing costs, net	759	797
Intangible assets, net	21,095	21,572
Deferred tax asset	5,368	5,368
Other assets	307	297
Total assets	$59,547	$62,125

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable	$3,286	$3,286
Current portion of long-term debt	4,000	3,500
Accounts payable	7,535	9,596
Accrued expenses and other liabilities	2,706	3,205
Total current liabilities	17,527	19,587

Long-term debt, less current portion	25,033	27,033
Total liabilities	42,560	46,620

Commitments and contingencies

Stockholders’ equity:
Preferred stock — $.0001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Common stock — $.0001 par value; 100,000 shares authorized; 41,676 shares issued and outstanding	3	3
Additional paid-in capital	245,967	245,237
Accumulated deficit	(228,983)	(229,735)
Total stockholders’ equity	16,987	15,505
Total liabilities and stockholders’ equity	$59,547	$62,125

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NET PERCEPTIONS, INC.
Reconciliation of Net Income as Reported to Adjusted EBITDA (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended
	March 31, 2007	March 31, 2006	Predecessor Company (1) March 31, 2006

Net income	$752	$61	$2,778
Taxes	570	—	62
Interest expense (income)	665	(146)	155
Other expense	122	16	91
Income from operations	2,109	(69)	3,086
Depreciation	79	—	111
Amortization	515	8	—
EBITDA	2,703	(61)	3,197
Deferred stock-based compensation	730	26	—
Related party stock fee	129	—	—
Adjusted EBITDA	3,562	(35)	3,197

Adjusted EBITDA basic per share	$0.09	$0.00
Shares used in basic calculation	41,676	28,992

Adjusted EBITDA diluted per share	$0.07	$0.00
Shares used in diluted calculation	49,554	34,810

EBITDA, represents earnings before interest, taxes, depreciation and amortization and other special items. Adjusted EBITDA includes EBITDA and additonal non-cash items of deferred stock-based compensation and Kanders & Company stock fees. Adjusted EBITDA is presented in the earnings release because management believes that Adjusted EBITDA, as defined above, is a common alternative to measure value and performance. We cannot assure you that this measure is comparable to similarly titled measures presented by other companies.